SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 2, 2004

Date of Report (Date of earliest event reported)

PSB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-24601	23-2930740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1835 Market Street
Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

(215) 979-7900

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Item 5.  On April 2, 2004, PSB Bancorp, Inc. (“the Company”) issued a press release with respect to an event related to a legal action previously filed against the Company.  A copy of the Company’s press release is attached hereto as Exhibit 99 and hereby incorporated by reference.

Item 7.	Financial Statements and Exhibits.

(a)	Exhibits.

The following exhibit is filed herewith:

99 Press release, dated April 2, 2004, of PSB Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB BANCORP, INC.

Dated: April 2, 2004
/s/Anthony DiSandro
Anthony DiSandro
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99	Press release, dated April 2, 2004, of PSB Bancorp, Inc.